Exhibit 23.1


                        Independent Accountants' Consent



The Board of Directors
Chugach Electric Association, Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" and "Selected Financial Data" in the prospectus.



                                  /s/ KPMG LLP








Anchorage, Alaska
December 18, 2001